Exhibit 10.2
GMP Amendment Number 14
     This Separate GMP Amendment is executed this 8th day of May, 2007, by Gaylord National, LLC (“Owner”) and Perini Tompkins Joint Venture (“Construction Manager”) pursuant to the Agreement dated May 9, 2005 (“Agreement”) executed by the parties for the performance by the Construction Manager of certain construction work and construction management services for the Gaylord National Harbor Resort and Convention Center Project as identified therein.
1.	Pursuant to the Agreement, Construction Manager hereby agrees that the Guaranteed Maximum Price (“GMP”) for the Work to be performed on the Project (including all Work under this GMP Amendment Number 14 and all Work previously authorized pursuant to GMP Amendments shall be $627,264,171 and that the GMP is accounted as follows: (a) the Preconstruction Services equals $350,000, (b) the Construction Manager’s Lump Sum General Conditions equals $24,459,680, (c) the Cost of the Work equals $567,290,512, (d) the Construction Manager’s Fee equals $18,974,475 (e) Contingency equals $15,938,947, (f) the Mock-up Room Cost of Work equals $250,557).

OWNER	CONSTRUCTION MANAGER
GAYLORD NATIONAL, LLC	PERINI TOMPKINS JOINT VENTURE
By:Gaylord Hotels, Inc. sole member

By:	/s/ David C. Kloeppel	By:	/s/ Mark Makary

Title:	EVP	Title:	Principal in Charge